Exhibit 23.1

Webb & Company, RA.
Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment 1 of our report dated February 12, 2009 relating to the financial statements of WLMG Holding, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/  Webb & Company, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 28, 2009

1501 Corporate Drive. Suite 150 • Boynton Beach. FL 33426

Telephone: (561) 752-1721 • Fax: (561) 734-8562

www.cpawebb.corn